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                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(a) of the Securities Exchange Act of 1934


Date of Report: April 10, 2002
               ---------------


                          DALECO RESOURCES CORPORATION
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              (Exact name of registration as specified in Charter)

         Nevada                                  0-12214                                23-2860739
---------------------------------         ---------------------------      -----------------------------------------
(State or other jurisdiction              (Commission File No)             (IRS Employee Identification No.)
of Incorporation)
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            102 North Church Street, West Chester, Pennsylvania 19380
            ---------------------------------------------------------
                    (Address of principal executive officer)

Registrant's telephone number, including area code: 610-429-0181
                                                    ------------

         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5:

A.       Re-Domestication:

         Effective as of March 26, 2002, pursuant to the Agreement and Plan of Reorganization by and between Daleco Resources Corporation and Daleco
         Resources Corporation of Nevada, the company merged with and into Daleco Resources Corporation of Nevada to effectuate its effective re-domestication from the State of Delaware to the State of Nevada. The merger was effective upon the filing of the applicable documentation with the Secretary of State of Delaware pursuant to Section 252 of the Delaware General Corporate Law and the Secretary of State of Nevada
         Sections 78 and 92A of the Nevada Revised Statutes. As a result of the merger, which act having been approved by the shareholders of Daleco
         Resources Corporation on February 28, 2002 at the Annual Meeting of
         Shareholders, Daleco Resources Corporation is now a Nevada Corporation.
         The principal office of the company is located at:

                             120 North Church Street
                        West Chester, Pennsylvania 19380
                                  610-429-0181

         Pursuant to the Nevada Revised Statutes, upon the filing with the Secretary of State of Nevada the Articles of Merger, which was done on March 28, 2002 but effective as of March 26, 2002, the merger was effective. The fiscal year of the Company, ending September 30, will remain unchanged.



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B.       Board of Directors:

         1. Paragraph 5.2 of the Agreement and Plan of Reorganization ("Merger
         Agreement") provides that the Board of Directors of Daleco Resources
         Corporation, the Delaware corporation, elected at the Annual Meeting of Shareholders on February 28, 2002, shall be the Board of Directors of the entity surviving the merger, Daleco Resources Corporation of Nevada. These are:

                  Dov Amir                  Chairman
                  Gary J. Novinskie         Vice Chairman
                  Robert E, Martin
                  Robert G. Graustein
                  Leon Prince
                  C. Warren Trainor


C.       Officers.

         The Merger Agreement approved by the Shareholders at the Annual Meeting of Shareholders of Daleco Resources Corporation, the Delaware
         Corporation, on February 28, 2002, provides that the officers of Daleco
         Resources Corporation, the Delaware Corporation, shall become the officers of Daleco Resources Corporation of Nevada upon consummation of the merger. These are

                  Dov Amir                  Chief Executive Officer

                  Gary J. Novinskie         President, Chief Operating Officer
                                            and Treasurer

                  Jody Spencer              Secretary


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D.       Change of Name.

         In accordance with the Agreement and Plan of Reorganization and the Articles of Merger, the name of Daleco Resources Corporation of Nevada was changed to Daleco Resources Corporation upon consummation of the merger and the filing of the Articles of Merger.

         Exhibits: 16

                  (a) Agreement and Plan of Reorganization dated March 26, 2002 by and among Daleco Resources Corporation, a Delaware corporation and Daleco
Resources Corporation of Nevada, a Nevada corporation.

                  (b) Articles of Incorporation of Daleco Resources Corporation of Nevada.

                  (c) By-Laws of Daleco Resources Corporation of Nevada corporation.

                  (d) Articles of Merger (Delaware) of Daleco Resources
Corporation with and into Daleco Resources Corporation of Nevada.

                  (e) Certificate of Merger of Daleco Resources Corporation and
Daleco Resources Corporation of Nevada.


         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Daleco Resources Corporation
                                   -----------------------------------------
                                              (Registrant)


Date:  April 10, 2002
                                     /s/ Gary J. Novinskie
                                   -----------------------------------------
                                   Gary J. Novinskie, President


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